SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): August 5, 2006

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                                NT HOLDING CORP.
               (Exact name of registrant as specified in Charter)

                 NEVADA                            000-15303                             73-1215433
    (State or other jurisdiction of          (Commission File No.)           (IRS Employee Identification No.)
     incorporation or organization)

                        8th Floor, No. 211 Johnston Road
                               Wanchai, Hong Kong
                    (Address of Principal Executive Offices)

                                  852-2836-6202
                            (Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01.  OTHER EVENTS

On August 5, 2006, NT Holding Corp (the "Company") entered into a letter of intent with Euro - Pacific Minerals Development Corporation ("Euro"), a private company established in The Philippines in 2006, to acquire 40% of the equity of Euro.

Euro owns a 25 year mining right granted by The Philippines Government to exploit and produce a nickel ore located in The Philippines. Euro has approximately 10 permanent employees.

NT intents to acquire its 40% equity stake of Euro for not more than US$800,000. Upon the successful completion of this acquisition, Euro shall produce not less than $5 million worth of nickel per year over the life of the Mining Right it owns. Euro's management will have responsibility for managing the daily operations. NTHH and Euro will enter into a definitive agreement to cover all details of the acquisition as soon as practical.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 7, 2006            NT HOLDING CORP.


                                       /s/ Chun Ka Tsun
                                       ----------------------------------------
                                       By: Chun Ka Tsun
                                       Its: Chief Executive Officer and Director